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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ADVANCED LIFE SCIENCES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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ADVANCED LIFE SCIENCES HOLDINGS, INC.
1440 Davey Road
Woodridge, Illinois 60517

February 27, 2009
Dear ADLS Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Advanced Life Sciences Holdings, Inc. to be held at 11:00 a.m. local time on Wednesday, April 1, 2009, at 1440 Davey Road, Woodridge, Illinois 60517.

        The purpose of the meeting is to consider and vote upon proposals to (i) elect three directors who have been nominated for re-election, (ii) ratify the appointment of our independent registered public accounting firm for 2009, (iii) approve an amendment to our articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000; and (iv) transact such other business as may properly come before the meeting.

        Whether or not you plan to attend the meeting and regardless of the number of shares you own, it is important that your shares be represented at the meeting. After reading the enclosed proxy statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented.

        The board of directors and management appreciate your continued confidence in ADLS, and look forward to seeing you at the annual meeting.

Sincerely,

MICHAEL T. FLAVIN Chairman and Chief Executive Officer

ADVANCED LIFE SCIENCES HOLDINGS, INC.
1440 Davey Road
Woodridge, Illinois 60517

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 1, 2009

February 27, 2009

TO THE STOCKHOLDERS OF ADVANCED LIFE SCIENCES HOLDINGS, INC.:

        NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Advanced Life Sciences Holdings, Inc. will be held at 11:00 a.m. local time on Wednesday, April 1, 2009, at 1440 Davey Road, Woodridge, Illinois 60517 for the following purposes:

  1.
  To elect three (3) directors, each for a term of three (3) years.

  2.
  To ratify the appointment by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009.

  3.
  To approve an amendment to our amended and restated articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000.

  4.
  To transact other business properly coming before the meeting.

        Each of these matters is described in further detail in the enclosed proxy statement. We also have enclosed a copy of our 2008 Annual Report. We are initially mailing this notice of annual meeting, the proxy statement and the enclosed proxy card to our stockholders on or about February 27, 2009.

        Only stockholders of record at the close of business on February 2, 2009 are entitled to vote at the meeting and any postponements or adjournments of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

        Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible or vote electronically through the Internet at http://www.eproxy.com/adls or by telephone at 1-866-580-9477. Your proxy can be withdrawn by you at any time before it is voted.

BY ORDER OF THE BOARD OF DIRECTORS,

JOHN L. FLAVIN President, Chief Financial Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, APRIL 1, 2009.

        The Proxy Statement, Annual Report on Form 10-K and 2008 Annual Review are available at http://materials.proxyvote.com/00765H.

        You will need your assigned control number to vote your shares. Your control number can be found on your proxy card or voting instruction form.

ADVANCED LIFE SCIENCES HOLDINGS, INC.
1440 Davey Road
Woodridge, Illinois 60517

PROXY STATEMENT

        The Board of Directors of Advanced Life Sciences Holdings, Inc. is soliciting your proxy for use at the annual meeting of our stockholders to be held at 11:00 a.m. local time on Wednesday, April 1, 2009, at 1440 Davey Road, Woodridge, Illinois 60517, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy card to our stockholders on or about February 27, 2009.

I.     ABOUT THE MEETING

  What is the purpose of the annual meeting?

        At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting, including the following proposals: (i) elect three directors who have been nominated for re-election, (ii) ratify the appointment of our independent registered public accounting firm for 2009, (iii) approve an amendment to our articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000; and (iv) to transact such other business as may properly come before the meeting.

  What are our voting recommendations?

        Our board of directors recommends that you vote your shares "FOR" the election of each of the nominees named below under "Proposal 1—Election of Directors," "FOR" the ratification of the appointment by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm discussed below under "Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm," and "FOR" the amendment to our articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000 discussed below under "Proposal 3—Increase of Authorized Shares."

  Who is entitled to vote?

        Only stockholders of record at the close of business on the record date, February 2, 2009, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on the record date at the meeting, and any postponements or adjournments of the meeting. Each outstanding share of common stock entitles its holder to cast one vote, without cumulation, on each matter to be voted on.

  What constitutes a quorum?

        If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting permitting the conduct of business at the meeting. As of the record date, we had 41,336,161 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

  How do I vote?

        You may vote in person at the annual meeting or you may vote by proxy. You may vote by proxy by completing, signing, dating and mailing the enclosed proxy card or by Internet at http://www.eproxy.com/adls or by telephone at 1-866-580-9477. The Internet and telephone voting system for stockholders of record will close at 11:59 p.m., Eastern Standard Time, on March 31, 2009. If you vote by proxy, the individuals named on the proxy card as proxy holders will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted "FOR":

  •
  the election of the three (3) nominees named below under "Proposal 1—Election of Directors";

  •
  the ratification of the appointment by the audit committee of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2009 discussed below under "Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm";

    and

  •
  the amendment to our articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000 as discussed below under "Proposal 3—Increase of Authorized Shares."

  Can I revoke my proxy or change my vote after I return my proxy card or after I vote electronically or by telephone?

        Yes. Even after you have submitted your proxy, you may revoke your proxy or change your vote at any time before the proxy is voted at the annual meeting by delivering to our Secretary a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. To revoke a proxy previously submitted electronically through the Internet or by telephone, you may vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote revoked.

  What vote is required to approve each matter that comes before the meeting?

        The affirmative vote of a majority of the votes cast at the meeting by stockholders entitled to vote thereon is required to approve Proposal 1—Election of Directors and Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm. The affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Company's outstanding common stock is required to approve Proposal 3—Increase of Authorized Shares. Abstentions and broker non-votes will not be counted for purposes of determining whether an item has received the requisite number of votes for approval.

  What happens if additional proposals are presented at the meeting?

        Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

  Who will bear the costs of soliciting votes for the meeting?

        Certain directors, officers and employees, who will not receive any additional compensation for such activities, may solicit proxies by personal interview, mail, telephone or electronic communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. We shall bear all costs of solicitation.

II.    PROPOSALS TO BE VOTED ON

  Proposal 1—Election of Directors

        Our board of directors is currently comprised of nine (9) directors. Our articles of incorporation provides for a classified board of directors consisting of three (3) classes of the same or nearly the same number. The nominees for director this year are Drs. Terry W. Osborn, Israel Rubinstein and Theron E. Odlaug. Information about the director nominees, the continuing directors and our board of directors is contained in the section of this proxy statement entitled "Board of Directors and Executive Officers—Board Structure and Composition."

        In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. Our board of directors has no reason to believe that any of the nominees will not be a candidate or, if elected, will be unable or unwilling to serve as a director.

        Our board of directors recommends that you vote "FOR" the election of Drs. Terry W. Osborn, Israel Rubinstein and Theron E. Odlaug.

  Proposal 2—Ratification of the Selection of Independent Registered Public Accounting Firm

        Deloitte & Touche LLP audited our financial statements for our fiscal year ended December 31, 2008, and has been appointed by the audit committee of our board of directors to audit our financial statements for the fiscal year ending December 31, 2009. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of independent registered public accounting firms. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

        For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered with respect to fiscal years 2008 and 2007, see the section of this proxy statement entitled "Fees of Independent Registered Public Accounting Firm and Audit Committee Report."

        Our board of directors recommends that you vote "FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

  Proposal 3—Increase of Authorized Shares

        We are asking our shareholders to approve the amendment our articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of authorized shares of common stock from 60,000,000 to 120,000,000. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment nor by any other proposal considered at the shareholder meeting. The number of shares of our authorized preferred stock will be maintained at 5,000,000.

        Article 4 of our amended and restated articles of incorporation currently authorizes us to issue up to 65,000,000 shares of stock, 60,000,000 of which are designated as common stock, and 5,000,000 shares of which are designated as preferred stock. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of February 2, 2009, 41,336,161 shares of common stock were issued and outstanding, zero shares of preferred stock were issued and outstanding, 3,123,259 options to purchase shares of our common stock were issued and outstanding and options to purchase an additional 1,343,121 shares of common stock were reserved for issuance under the Company's 2005 Stock Incentive Plan, and warrants to purchase 10,292,161 shares of our common stock were issued and outstanding. Accordingly, out of the 60,000,000 shares of common stock authorized, 56,094,702 are issued or reserved for issuance and 3,905,298 authorized shares of common stock are remaining for future issuance.

        The board of directors has unanimously adopted and is submitting for stockholder approval a Certificate of Amendment to the Company's amended and restated articles of incorporation (the "Certificate of Amendment") to effect this increase in authorized shares. The increase in authorized shares would only become effective upon the affirmative vote of a majority of the votes entitled to be cast by the holders of the Company's outstanding common stock and the subsequent filing of the Certificate of Amendment. The form of amendment to effect the increase is attached to this Proxy Statement as Exhibit A.

        We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

  •
  financing transactions, such as public or private offerings of common stock or convertible securities;

  •
  product acquisitions;

  •
  strategic investments;

  •
  partnerships, collaborations and other similar transactions;

  •
  our stock incentive plans; and

  •
  other corporate purposes that have not yet been identified.

        At this time, we do not have any plans, commitments, arrangements, understandings or agreements regarding the issuance of common stock following the increase of our authorized shares. However, the availability of additional shares of common stock for issuance will afford us flexibility in acting upon financing transactions to strengthen our financial position and/or commercial partnership opportunities that may arise as we advance our cethromycin commercialization program. In addition, we entered into a Standby Equity Distribution Agreement ("SEDA") with YA Global Investments, L.P. ("YA Global") in September 2008 that provides for the sale, from time to time in our sole discretion, of shares of our common stock to YA Global. The amount of each advance under the SEDA is generally limited to $400,000 in any weekly period. From time to time in the future, as our existing authorized shares are issued or reserved for issuance, we may determine to issue newly-authorized shares of common stock under the SEDA.

        In addition to these corporate purposes, an increase in the number of authorized shares of our common stock could be used to make it more difficult to, or discourage an attempt to, obtain control of our company by means of a takeover bid that our board of directors determines is not in the best interests of us and our stockholders. However, our board of directors does not intend or view the proposed increase in authorized common stock as an anti-takeover measure and is not proposing the increase in response to any attempt or plan to obtain control of the Company.

        The additional shares of common stock being authorized by this amendment might be issued at times and under circumstances as to have a dilutive effect on earnings per share or the percentage ownership interest of the present holders of our common stock, none of whom have preemptive rights under our articles of incorporation to subscribe for additional securities that we may issue.

        Our board of directors recommends that you vote "FOR" the increase of authorized shares.

III.  BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

  Board Structure and Composition

        Our board of directors is currently comprised of nine (9) directors. Our articles of incorporation provides for a classified board of directors consisting of three (3) classes of the same or nearly the same number.

  •
  Drs. Terry W. Osborn, Israel Rubinstein and Theron E. Odlaug serve in the class with a term that expires on the date of the upcoming annual meeting of stockholders.

  •
  Messrs. John L. Flavin and Richard A. Reck and Dr. Rosalie Sagraves serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2010.

  •
  Dr. Michael T. Flavin and Messrs. Scott F. Meadow and Thomas V. Thornton serve in the class with a term that expires on the date of the annual meeting of stockholders to be held in 2011.

        Upon the expiration of the term of each class of directors, directors of that class may be re-elected for a three-year term at the annual meeting of stockholders in the year in which their term expires. Our articles of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three (3) classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. Our articles of incorporation also provides that our board of directors may fill any vacancy created by the resignation of a director or the increase in the size of the board of directors.

Nominees for election at this meeting for terms expiring in 2012:

        Terry W. Osborn, Ph.D., 65, joined our board of directors in July 2001. Dr. Osborn is a pharmaceutical executive with significant experience in establishing strategic direction to develop sales and enhance profitability in startup, growth and turnaround environments. Currently, he serves as CEO of AbaStar MDx™ Inc., a molecular diagnostic company that he helped to co-found, which is developing proprietary blood-based gene expression and molecular diagnostic tests for the accurate diagnosis of mental disorders and neurodegenerative diseases. From July 2006 to 2008 Dr. Osborn assisted with the initial public offering of WaferGen Bio-Systems, Inc. From 2002 until 2006, he was the President and Chief Executive Officer of Gene Express, Inc., a genomics company in Chicago, Illinois. From 1999 until July 2002, Dr. Osborn was the CEO of Pharmaceutical Development Center, a contract formulation, development and cGMP manufacturer of biopharmaceutical and pharmaceutical drugs. He was also the co-founder, President and Chief Executive Officer of Health Advance Institute,

a National Clinical Research Organization providing clinical research services to pharmaceutical and biotechnology companies. His initial research and development, clinical research, manufacturing, distribution and business experience was gained at American Hospital Supply Corporation, Eli Lilly & Company, and Nichols Institute. Dr. Osborn received his Ph.D. in Biochemistry from the University of California at Riverside and his M.B.A. from Pepperdine University.

        Israel Rubinstein, M.D., 57, joined our board of directors in May 2001. Dr. Rubinstein is Professor of Medicine and Biopharmaceutical Sciences in the Colleges of Medicine and Pharmacy at the University of Illinois at Chicago, where he has worked since 1993. Dr. Rubinstein is a leading physician and research scientist in respiratory medicine and oncology. He has served on the editorial boards of several medical and scientific journals and is grant reviewer for the NIH. Dr. Rubinstein received an M.D. degree from Hebrew University-Hadassah School of Medicine and completed fellowships in Respirology at the University of Toronto and at the Cardiovascular Research Institute of the University of California at San Francisco.

        Theron E. Odlaug, Ph.D., 59, joined our board of directors in December 2006. Dr. Odlaug is a global healthcare industry executive and has held positions with Baxter International, Inc., Bayer AG, Fujisawa and Astellas Pharma U.S., Inc. Presently he is President and Chief Executive Officer of CyDex Pharmaceuticals, Inc., a specialty pharmaceutical company based in Lenexa, Kansas. Dr. Odlaug has been a member of the board of the privately held Wahl Clipper Corporation and its compensation committee since 1999. He was a member of the board of the Illinois Biotechnology Industry Association (iBIO) from 2003 to 2006, and was a member of the Steering Committee for the successful 2006 Biotechnology Industry Organization Global Annual Meeting held in Chicago. He earned his B.S. and M.S. degrees in biology from the University of Missouri and his Ph.D. in Public Health from the University of Minnesota.

Directors whose terms continue until 2010:

        John L. Flavin, 40, joined us in June 2002 as Executive Vice President and Chief Financial Officer. He was elected to our board of directors in 2003 and promoted to President in 2004, the position that he currently holds. He was re-named Chief Financial Officer in April 2008. Mr. Flavin began his career in 1991 at MediChem Life Sciences, a biotechnology firm that he helped start and build into a publicly-traded company which merged with deCODE genetics, Inc. in 2002. From May 2000 until the MediChem/deCODE merger in May 2002, Mr. Flavin was the Chief Operating Officer and a director of MediChem Life Sciences, Inc. At MediChem, Mr. Flavin was responsible for developing and managing the business and scientific operations and was the Chief Executive Officer of its protein engineering and structural proteomics subsidiaries. Mr. Flavin holds a B.S. in Business Administration from Marquette University and an M.B.A. from Lewis University. He is a member of the Lewis University President's Council and is a Host Committee member for the Marquette University Business Circles program. Mr. Flavin is the brother of Michael T. Flavin, Ph.D. and Patrick W. Flavin.

        Richard A. Reck, 59, joined our board of directors in August 2005. Mr. Reck is the founder and President of Business Strategy Advisors, and he is a licensed Certified Public Accountant. Mr. Reck had been a partner with KPMG LLC for nearly 30 years, having served as the national partner in charge of the software strategic consulting practice as well as the national partner in charge of the Software and Services Practice. He is currently a member of the board of directors of Merge Healthcare, a public communications software and solutions company, and Interactive Intelligence, a public communications software company. Mr. Reck holds a B.A. in mathematics from DePauw University and an M.B.A. in accounting from the University of Michigan.

        Rosalie Sagraves, Pharm.D., 63, joined our board of directors in May 2001. Dr. Sagraves is dean emerita and professor emerita at the University of Illinois at Chicago College of Pharmacy. She served as dean of the College from 1995 to 2006. She is currently a consultant on international affairs for the

American Association of Colleges of Pharmacy (AACP). Her areas of educational/research interest include pediatric critical care and pharmacotherapeutics, maternal-child health, and women's health. She has authored more than 90 journal articles and book chapters. She is a speaker on pediatric pharmacotherapy and women's health. She has served as Council of Deans chair for the American Association of Colleges of Pharmacy (AACP) and as a member of AACP board of directors, and as a member of the American Pharmacists Association (APhA, formerly the American Pharmaceutical Association) board of trustees. She has served as president of the APhA Academy of Pharmaceutical Research and Science and as associate editor and member of the editorial board of Pharmacy Today. She served as a column editor for the Journal of Pediatric Health Care. She is a fellow of APhA and of the American College of Clinical Pharmacy. She has had ongoing involvement with the Sister to Sister Foundation and its various national campaigns to advance women's heart health. She served as a member of the National Institutes of Health Office of Research on Women's Health (ORWH) advisory board and its Women's Health Task Force, Research for the 21st Century. She continues to serve ORWH as a member of its Specialized Centers of Research External Advisory Committee. She has received awards for outstanding teaching and leadership. She attended Miami University and later graduated from The Ohio State University and the Philadelphia College of Pharmacy and Science (University of the Sciences in Philadelphia).

Directors whose terms continue until 2011:

        Michael T. Flavin, Ph.D., 53, founded Advanced Life Sciences, Inc. in 1999 and is our Chairman and Chief Executive Officer. Prior to founding the Company, Dr. Flavin was the Chairman and Chief Executive Officer of MediChem Life Sciences, Inc., a drug discovery technology and services company that he also founded. Dr. Flavin took MediChem from start-up in 1987 through many stages of development, including the completion of MediChem's private placement, the acquisition and integration of ThermoGen and Emerald Biostructures as MediChem subsidiaries and MediChem's initial public offering in October 2000. MediChem was acquired in March 2002 by deCODE genetics, Inc. Dr. Flavin was the Chief Executive Officer of MediChem, as a subsidiary of deCODE genetics, Inc., through May 2002. Dr. Flavin received a B.S. in Chemistry from the University of Notre Dame, a Ph.D. in Medicinal Chemistry from the University of Illinois at Chicago and he completed a postdoctoral fellowship at Harvard University. Dr. Flavin is the brother of John L. Flavin and Patrick W. Flavin.

        Scott F. Meadow, 55, joined our board of directors in August 2005. Mr. Meadow is clinical professor of entrepreneurship at the University of Chicago Graduate School of Business. Mr. Meadow is currently an Associate Partner of Edgewater Growth Capital Partners. He is a principal investor in the private equity industry and has spent 25 years as a general partner, most recently at Sprout Group. Before joining Sprout Group, Mr. Meadow was a general partner focused on healthcare investing. Representative investments include the Coventry Corporation, HEALTHSOUTH, Sunrise Assisted Living, Sunrise International, Managed Health Network, Aspen Education Services, Pathology Partners, Heritage Healthcare and MedPartners. In addition to his experience in the healthcare field, Mr. Meadow has been active in the consumer services sector, organizing The Sports Authority, CompUSA and Staples. Mr. Meadow holds a B.A. from Harvard College and an M.B.A. from the Harvard Business School.

        Thomas V. Thornton, 43, joined our board of directors in June 2001. Mr. Thornton is the President and Chief Executive Officer of the Kansas Bioscience Authority, one of the nation's largest bioscience development funds. From January 2005 to October 2006, Mr. Thornton was the President of the Illinois Technology Development Alliance, a public/private partnership established to strengthen Illinois' economy through science and technology. From July 2001 to March 2002, Mr. Thornton was the Senior Vice President-Midwest Region for Convergent Technology Group, a mergers and acquisitions advisory services firm. From October 1999 to May 2001, Mr. Thornton was the Managing Partner for divine interVentures, Inc., a service and software company, and led seed- and early-stage venture investing teams that managed over $120 million and contributed to divine interVenture's initial public offering. Mr. Thornton received a B.A. degree from the University of Wisconsin-Madison.

  Independent Directors

        The board of directors has determined that seven (7) of our nine (9) directors, Drs. Osborn, Rubinstein, Sagraves and Odlaug and Messrs. Meadow, Reck and Thornton, are "independent directors" as defined in Rule 4200 of the Nasdaq Marketplace Rules and as defined in applicable rules by the Securities and Exchange Commission ("SEC").

  Meeting Attendance

        During 2008, the board of directors held ten (10) meetings and took action by written consent seven (7) times. None of our directors attended fewer than 75% of all the meetings of the board and those committees on which he or she served during 2008.

        The Company does not have a formal policy requiring members of the board to attend the Annual Meeting, although all directors are strongly encouraged to attend. All of the nine directors were present at the 2008 Annual Meeting of Stockholders.

  Committees of the Board of Directors

        Our board of directors has three (3) standing committees: an audit committee, compensation committee and nominating and corporate governance committee. Stockholders and third parties may communicate with our board of directors through the Chairman of the Board, c/o the Secretary of our company at our offices at 1440 Davey Road, Woodridge, Illinois 60517.

        The following table sets forth the members of our board of directors and the committees of which each director is a member.

Name of Director	Audit	Compensation	Nominating
Non-Employee Directors:
Scott F. Meadow		X*
Theron E. Odlaug, Ph.D.		X	X
Terry W. Osborn, Ph.D.	X		X
Richard A. Reck	X*
Israel Rubinstein, M.D.	X	X
Rosalie Sagraves, Pharm.D.		X	X
Thomas V. Thornton	X		X*
Employee Directors:
Michael T. Flavin, Ph.D.
John L. Flavin

X = Committee member; * = Chair

  Audit Committee

        The audit committee of the board of directors reviews and monitors our corporate financial reporting, our external audits, the results and scope of the annual audit, other services provided by our independent auditors and our compliance with legal matters that have a significant impact on our financial reports. The audit committee also consults with management and our independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent auditors. The current members of the audit committee are Drs. Israel Rubinstein and Terry W. Osborn, and Messrs. Richard A. Reck and Thomas V. Thornton, each of whom is an independent director.

Mr. Reck is the chair of the audit committee and our audit committee financial expert under the SEC rule implementing Section 407 of the Sarbanes-Oxley Act of 2002. We believe that the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market and SEC rules and regulations.

        The audit committee operates under a written charter that is available on our website, www.advancedlifesciences.com. The audit committee has established procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters. During 2008, the audit committee held six (6) meetings.

  Compensation Committee

        The compensation committee of the board of directors reviews and makes recommendations to the board regarding all forms of compensation provided to our executive officers and directors, including stock compensation. In addition, the compensation committee reviews and makes recommendations on bonus and stock compensation arrangements for all of our employees. As part of these responsibilities, the compensation committee also administers our stock incentive plans. The current members of the compensation committee are Drs. Rosalie Sagraves, Israel Rubinstein and Theron E. Odlaug and Mr. Scott F. Meadow, with Mr. Meadow serving as chair. Our board of directors has determined that Drs. Sagraves, Rubinstein, and Odlaug and Mr. Meadow meet the independence requirements under the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market and the rules and regulations of the SEC. In addition, each member of the compensation committee is an "outside director," as that term is defined in Section 162(m) of the Internal Revenue Code, and is a "non-employee" director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the compensation committee. In accordance with this authority, the compensation committee engaged an independent, outside compensation consulting company to assess its senior-management compensation program and to review executive compensation changes. The Compensation Consulting Consortium ("3C") looked at base salary, incentive compensation, long-term stock options and benefits. In addition, members of management support the compensation committee in its work from time to time at the committee's request.

        The compensation committee operates under a written charter that is available on our website, www.advancedlifesciences.com. During 2008, the compensation committee held seven (7) meetings and took action by written consent three (3) times.

  Nominating and Corporate Governance Committee

        Our nominating and corporate governance committee develops and recommends to the board of directors corporate governance principles and procedures applicable to us, identifies individuals qualified to become board members and recommends the director nominees for each annual meeting of our stockholders. The current members of our nominating and corporate governance committee are Drs. Terry W. Osborn, Rosalie Sagraves and Theron E. Odlaug and Mr. Thomas V. Thornton, with Mr. Thornton serving as chairman. Our board of directors has determined that the members of our nominating and corporate governance committee all meet the independence requirements under the Sarbanes-Oxley Act of 2002, the Nasdaq Stock Market and the rules and regulations of the SEC.

        The nominating and corporate governance committee operates under a written charter that is available on our website, www.advancedlifesciences.com. During 2008, the nominating and corporate governance committee held two (2) meetings.

  Code of Business Conduct and Ethics

        We have established a Code of Business Conduct and Ethics that applies to our officers, directors, employees, representatives, agents and consultants. A current copy of our Code of Business Conduct and Ethics is available on our website, www.advancedlifesciences.com.

  Criteria for Nominating Directors

        The nominating and corporate governance committee of our board of directors considers candidates to fill new directorships created by expansion and vacancies that may occur and makes recommendations to the board of directors with respect to such candidates. The committee considers all relevant qualifications of candidates for board membership, including factors such as industry knowledge and experience, public company, academic or regulatory experience, financial expertise, diversity, current employment and other board memberships, and whether the candidate will be independent under the listing standards of the Nasdaq Stock Market. In the case of incumbent directors whose terms of office are set to expire, the committee also reviews such director's overall service to us during his or her term and any relationships and transactions that might impair such director's independence.

        In 2008, the committee did not pay a fee to any third party to assist in the process of identifying or evaluating potential director candidates. However, we may pay a fee to a third party to identify or evaluate potential director nominees in the future, if the need arises.

        We have not received director candidate recommendations from any of our stockholders. Any recommendations received from stockholders will be evaluated by the committee in the same manner that potential director nominees suggested by board members, management or other parties are evaluated.

        Our bylaws provide that nominations for the election of directors at our annual meeting may be made by our board of directors or any stockholder entitled to vote for the election of directors generally who complies with the procedures set forth in the bylaws and who is a stockholder of record at the time notice is delivered to us. Any stockholder entitled to vote in the election of directors generally may nominate a person for election to the board of directors at our annual meeting only if timely notice of such stockholder's intent to make such nomination has been given in writing to our Secretary at our offices at 1440 Davey Road, Woodridge, Illinois 60517.

        To be timely, a stockholder nomination for a director to be elected at our annual meeting must be received at our principal executive offices not less than ninety (90) days nor more than one-hundred-twenty (120) days prior to the first anniversary of the preceding year's annual meeting of stockholders, except that, if the date of the annual meeting is changed by more than thirty (30) days from such anniversary date, notice by the stockholder to be timely must be received no later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of such meeting is first made.

  2008 Director Compensation

        In 2008, the Company paid its non-employee directors annual compensation as follows. We pay each of our non-employee directors an annual fee of $40,000 for serving on our board. We pay an additional $15,000 annual fee to the chair of our audit committee, and $10,000 to the chairs of our compensation committee and nominating and corporate governance committee. As of December 31, 2008, each of our non-employee directors had been issued options under our stock incentive plans. Our non-employee directors are also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott F. Meadow	50,000	(1)	—	10,943	—	—	—	60,943
Theron E. Odlaug	40,000		—	6,125	—	—	—	46,125
Terry W. Osborn	40,000		—	10,216	—	—	—	50,216
Richard A. Reck	55,000	(2)	—	10,943	—	—	—	65,943
Israel Rubinstein	40,000		—	10,216	—	—	—	50,216
Rosalie Sagraves	40,000		—	10,216	—	—	—	50,216
Thomas V. Thornton	50,000	(3)	—	10,216	—	—	—	60,216

(1)
This figure includes $40,000 to Mr. Meadow for his services as a director and an additional $10,000 for his service as the chair of the compensation committee.

(2)
This figure includes $40,000 to Mr. Reck for his services as a director and an additional $15,000 for his service as the chair of the audit committee.

(3)
This figure includes $40,000 to Mr. Thornton for his services as a director and an additional $10,000 for his service as the chair of the nominating and corporate governance committee.

(4)
The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123(R). For assumptions in the valuation of these stock options see Note 8 to our consolidated financial statements in our Annual Report on Form 10-K as filed for the fiscal year ended December 31, 2008.

  Executive Officers

        The following table sets forth certain information concerning each of our executive officers.

Name	Age	Position(s)
Michael T. Flavin, Ph.D.	53	Chief Executive Officer and Chairman of the Board of Directors
John L. Flavin	40	President, Chief Financial Officer, Secretary and Director
Suseelan R. Pookote, Ph.D.	55	Executive Vice President of Corporate Development
Ze-Qi Xu, Ph.D.	47	Executive Vice President and Chief Scientific Officer
David A. Eiznhamer, Ph.D.	45	Executive Vice President of Clinical Development
Patrick W. Flavin, J.D.	33	Chief Legal Counsel
Michael J. Cogan	38	Vice President and Chief Accounting Officer

        Michael T. Flavin, Ph.D., see the section of this proxy statement entitled "Board of Directors and Executive Officers—Board Structure and Composition."

        John L. Flavin, see the section of this proxy statement entitled "Board of Directors and Executive Officers—Board Structure and Composition."

        Suseelan R. Pookote, Ph.D., joined us in March 2001 as Executive Vice President of Corporate Development. Prior to joining us, Dr. Pookote worked at Monsanto from 1980 to 2000, where he had responsibility for technology and business development in a variety of industry segments such as food, nutrition, biotechnology and specialty chemicals. At Monsanto, Dr. Pookote concentrated on technology evaluation, licensing and corporate transactions, including the negotiation of technology licensing deals with academic institutions. Dr. Pookote received his Ph.D. in Chemical Engineering from Northwestern University.

        Ze-Qi Xu, Ph.D., joined us as Executive Vice President and Chief Scientific Officer in October 2002. Prior to joining us, from January 2000 until September 2002, Dr. Xu was the Vice President of Strategic Drug Development of MediChem Life Sciences, Inc., where he oversaw the discovery and preclinical development of ALS-886 and ALS-357. Dr. Xu has published 54 articles and holds 21 patents in the fields of infectious disease and cancer. Dr. Xu earned a B.S. degree in Chemistry from Jiangxi Normal University (China), a M.S. degree in Organic Chemistry from Shanghai Medical University and a Ph.D. in Organic Chemistry from the Shanghai Institute of Organic Chemistry. He performed his postdoctoral fellowships at Clemson University and the Michigan Cancer Foundation.

        David A. Eiznhamer, Ph.D., joined us as Director of Biological Sciences in 2003. He was promoted to Executive Vice President of Clinical Development in 2006. Prior to joining us, from January 2002 to May 2003, Dr. Eiznhamer was the Assistant Director of Pharmacology and ADME of deCODE genetics, Inc. Prior to that, he served as the Manager of Regulatory Affairs for MediChem Life Sciences, Inc. from December 1999 to January 2002. Dr. Eiznhamer also worked as a clinical coordinator for the Division of Gastroenterology at Loyola University Medical Center in Maywood, Illinois. He has authored seven publications and made 19 presentations at national and international meetings. Dr. Eiznhamer received his Ph.D. in Molecular Biology from Loyola University of Chicago.

        Patrick W. Flavin, J.D., joined us in November 2002 as legal counsel. He was promoted to Chief Legal Counsel in 2004. Prior to joining us, Mr. Flavin served as a counsel to the Illinois Speaker of the House from January 2002 to November 2002. Prior to this position, he was the Director of Legal Affairs for MediChem Life Sciences, Inc. from May 2000 to September 2001, where he managed the in-house legal staff and outside legal counsel. Mr. Flavin obtained his B.A. from Providence College and received his J.D. from DePaul University College of Law. Mr. Flavin is the brother of Michael T. Flavin, Ph.D. and John L. Flavin.

        Michael J. Cogan, C.P.A., M.B.A, joined us in October 2004 as our Director of Finance and Controller. He was promoted to Vice President and Controller in 2007 and promoted to Vice President and Chief Accounting Officer in 2008. Prior to joining us, Mr. Cogan served as the Corporate Controller for the PRIMIS Marketing Group, a venture-backed direct marketing firm located in Chicago, Illinois. From 1996 to 2003 Mr. Cogan served as the Corporate Controller for MediChem Life Sciences, Inc., where he directed the accounting and finance functions through several rounds of private financing, an initial public offering and multiple acquisition transactions. Mr. Cogan earned his C.P.A. after graduating from the University of Illinois with a B.S. in Accounting and a B.S. in Finance. He also holds an M.B.A. from DePaul University.

IV.    STOCK OWNERSHIP

  Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 2, 2009 (except as indicated below) by:

  •
  all persons known by us to own beneficially 5% or more of our outstanding common stock;

  •
  each of our directors and director nominees;

  •
  each of the named executive officers listed in the "Executive Compensation—Summary Compensation Table" section of this proxy statement; and

  •
  all of our directors, director nominees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable on or within sixty (60) days of February 2, 2009 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of our common stock shown opposite such stockholder's name. The percentage of beneficial ownership described below is based on 41,336,161 shares of common stock outstanding as of February 2, 2009.

Name and Address(1)	Number of Shares Beneficially Owned	Approximate Percent of Class
CERTAIN BENEFICIAL OWNERS:
Flavin Ventures, LLC(2)	9,591,864	23.2%
Xmark Opportunity Partners LLC(3)	2,833,075	6.9%
George P. Nottingham(4)	2,385,601	5.8%
DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS:
John L. Flavin(5)	9,793,605	23.7%
Michael T. Flavin(6)	9,766,452	23.6%
Ze-Qi Xu, Ph.D.(7)	166,971	*
Richard Reck(8)	150,091	*
Terry W. Osborn(9)	59,639	*
Rosalie Sagraves(10)	56,639	*
Israel Rubinstein	49,639	*
Thomas V. Thornton	49,639	*
Theron E. Odlaug(11)	55,003	*
Scott Meadow	50,091	*
All directors, director nominees and executive officers as a group (14 persons)	10,765,342	26.0%

*
= less than 1%

(1)
Unless otherwise indicated, the address for each five percent stockholder, director, director nominee and executive officer is c/o Advanced Life Sciences Holdings, Inc., 1440 Davey Road, Woodridge, Illinois 60517.

(2)
Represents 151,534 shares held directly and 9,440,330 shares held by ALS Ventures, LLC. Flavin Ventures, LLC is the sole voting member of ALS Ventures, LLC, and in such capacity it may be deemed to have beneficial ownership of all 9,440,330 shares held by ALS Ventures, LLC. Flavin Ventures, LLC disclaims beneficial ownership of the shares held by ALS Ventures, LLC, except to the extent of its proportionate pecuniary interest therein. Dr. Michael Flavin and Mr. John Flavin are members and managers of Flavin Ventures, LLC.

(3)
As disclosed on Form 13G/A filed on February 17, 2009. Xmark Opportunity Partners, LLC ("Opportunity Partners") is the sole member of the investment manager of Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company ("Opportunity Ltd"), and Xmark Opportunity Fund, L.P., a Delaware limited partnership ("Opportunity LP"), and, as such, possesses sole power to vote and direct the disposition of all of the shares of common stock held by Opportunity Ltd and Opportunity LP. Opportunity Partners is the investment manager of Xmark JV Investment Partners, LLC, a Delaware limited liability company ("JV Partners" and, together with Opportunity Ltd and Opportunity LP, the "Xmark Funds"), and, as such, possesses sole power to vote and direct the disposition of all of the shares of common stock held by JV Partners. David C. Cavalier and Mitchell D. Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Xmark Capital Partners, LLC, the Managing Member of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners. Opportunity Partners' interest in the securities reported herein is limited to the extent of its pecuniary interest in Opportunity LP, Opportunity Ltd and JV Partners, if any. The principal business office of these selling stockholders is located at 90 Grove Street, Ridgefield, CT 06877.

(4)
As disclosed on Form 13D filed on February 20, 2009. Mr. George P. Nottingham has sole voting and sole dispositive power over 167,150 shares and shared voting and shared dispositive power over the 2,218,451 shares directly held by Groundworks of Palm Beach County, Inc. ("Groundworks"). Since Mr. Nottingham is the President and controlling shareholder of Groundworks, he is deemed to beneficially own the 2,218,451 shares beneficially owned by Groundworks. Groundworks has shared voting and shared dispositive power over the 2,218,451 shares with Mr. Nottingham. The principal business office of Mr. Nottingham and Groundworks is 8140 93rd Lane South, Boynton Beach, FL 33472.

(5)
Mr. John Flavin is a member and a manager of Flavin Ventures, LLC, which is the sole voting member of ALS Ventures, LLC. In such capacity he may be deemed to have shared voting and investment power with respect to 9,440,330 shares held by ALS Ventures, LLC and 151,534 shares held by Flavin Ventures, LLC. Mr. John Flavin disclaims beneficial ownership of the shares held by ALS Ventures, LLC and Flavin Ventures, LLC, except to the extent of his proportionate pecuniary interest therein. Includes 1,200 shares of common stock held directly and 200,541 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(6)
Dr. Michael Flavin is a member and a manager of Flavin Ventures, LLC, which is the sole voting member of ALS Ventures, LLC. In such capacity he may be deemed to have shared voting and investment power with respect to 9,440,330 shares held by ALS Ventures, LLC and 151,534 shares held by Flavin Ventures, LLC. Dr. Michael Flavin disclaims beneficial ownership of the shares held by ALS Ventures, LLC and Flavin Ventures, LLC, except to the extent of his proportionate pecuniary interest therein. Includes 15,000 shares of common stock held directly and 159,588 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(7)
Includes 1,000 shares of common stock held directly by Dr. Xu and 165,971 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(8)
Includes 80,000 shares indirectly by Mr. Reck as Trustee for the Richard A. Reck Trust and 20,000 shares held indirectly by Mr. Reck as Trustee for the Daniel M. Reck Trust and

  50,091 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(9)
Includes 10,000 shares of common stock held directly by Dr. Osborn and 49,639 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(10)
Includes 8,000 shares of common stock held directly by Dr. Sagraves and 48,639 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

(11)
Includes 19,000 shares of common stock held directly by Dr. Odlaug and 36,003 shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based on our review of the reports filed with the SEC and written representations furnished to us, we believe that all of our directors and executive officers have complied with all Section 16(a) filing requirements for 2008, with the exception of the Form 4 filings by certain of our directors and executive officers in connection with a round of stock option grants on November 11, 2008, which were inadvertently filed one day late on November 14, 2008.

V.     EXECUTIVE COMPENSATION

        The following discusses the material factors involved in the Company's decisions regarding the compensation of the Company's Named Executive Officers (the "NEOs") during calendar year 2008. The specific amounts paid or payable to the NEOs are disclosed in the narrative and the tables beginning on page 14.

  Summary Compensation Table

        The following table shows information concerning the annual compensation for services to the Company of the Chief Executive Officer and the two (2) other most highly compensated executive officers of the Company (collectively the "Named Executive Officers" or "NEOs") during fiscal year 2008 and 2007.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(1,2) ($)	Total ($)
Michael T. Flavin, Ph.D.,	2008	310,960	—	64,027	—	8,470	383,457
Chief Executive Officer and	2007	299,000	—	147,050	88,953	8,437	543,440
Chairman of the Board of
Directors
John L. Flavin,	2008	263,120	—	57,434	—	1,566	322,120
President, Chief Financial	2007	253,000	—	136,151	64,515	1,519	455,185
Officer, Secretary and Director
Ze-Qi Xu, Ph.D.,	2008	234,000	—	55,651	—	7,351	297,002
Executive Vice President	2007	225,000	—	128,193	57,375	4,988	415,556
and Chief Scientific Officer

(1)
Consists of matching payments made under our 401(k) employee savings plan.

(2)
Consists of the cost of group-term life insurance in excess of $50,000.

(3)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 and 2007 fiscal year in accordance with FAS 123(R). For assumptions in the valuation of these stock options see Note 8 to our consolidated financial statements in our Annual Report on Form 10-K as filed for the fiscal year ended December 31, 2008.

Compensation Program Components

        The Committee believes that the total compensation opportunity available to members of management should consist of base salary, annual bonuses and equity-based compensation. The Committee considers all elements of the program when setting compensation levels. The Committee periodically meets individually with members of management in order to assess progress toward meeting objectives set by the Board of Directors for both annual and long-term compensation.

        The Committee utilizes external compensation consultants and surveys to aid in the determination of competitive levels of executive pay. The surveys include companies that are larger and smaller than the Company. Some surveys are limited to companies in the pharmaceutical business. The Committee also utilizes executive compensation information compiled from the proxy statements of other pharmaceutical companies. References to the "market" in this report refer to these survey and proxy data.

Base Salaries

        Base salaries are determined in accordance with the responsibilities of each officer, median market data for the position and the officer's performance achieving corporate goals. The Committee considers each of these factors but does not assign a specific value to each factor. Furthermore, a subjective element is acknowledged in evaluating the officer's overall span of responsibility and control. Total compensation for the Company's officers is believed to be generally in line with similarly situated companies.

Annual Bonuses

        The Committee reviews annual bonuses with senior management. Awards are based on an evaluation of the performance, level of responsibility and leadership of the individual in relation to overall corporate results. In 2008, annual bonuses were based on the attainment by individuals of specific objectives necessary for the Company to achieve its overall objectives. As of December 31, 2008, the Committee had not yet determined if and to what extent annual bonus payments would be made for 2008. The Committee determined to consider this matter going forward such that 2008 annual bonus payments may be paid in 2009.

Equity-Based Compensation

        The Committee believes strongly that equity-based awards are an integral part of total compensation for officers and certain key managers with significant responsibility for the Company's long-term results. The Committee believes that stock option grants, which are tied to the increase in value of the Company's common stock, provide an effective means of delivering incentive compensation and foster stock ownership on the part of management.

        The Advanced Life Sciences Holdings, Inc. 2005 Stock Incentive Plan ("2005 Stock Incentive Plan"):

  •
  Authorizes the granting of stock options, all of which may be made subject to the attainment of performance objectives established by the Committee.

  •
  Provides for the performance objectives on which an individual's performance goals may be based.

  •
  Establishes the maximum amount of stock options that can be paid to a Stock Incentive Plan participant.

        In 2008, the Committee awarded 415,874 stock options under the 2005 Stock Incentive Plan to the NEO's. In 2008, Drs. Michael Flavin and Ze-Qi Xu received a total of 152,650 and 132,153 stock options respectively and John Flavin received a total of 131,071 stock options, each of which vest one-thirty-sixth (1/36th) per month beginning on the last day of each month that begins after the grant date so that the options will be fully vested on the last day of the month of the third anniversary of the grant date. Any grants of stock options in 2008 were made in accordance with the performance-based focus of the 2005 Stock Incentive Plan.

Discussion of 2008 Compensation for the Chief Executive Officer

        The compensation committee reviewed the corporate goals and objectives relevant to Dr. Michael Flavin's compensation and approved the compensation, including base pay, incentive pay and stock option awards. In determining Dr. Flavin's compensation for 2008, the committee considered Company performance based on certain operational measures, the value of similar awards to chief executive officers of comparable companies, and such other appropriate factors. The compensation committee also considered Dr. Flavin's role in implementing strategic and financial initiatives designed to augment the Company's business development and growth efforts.

        We believe that Dr. Flavin's experience, dedication and industry knowledge have been important to our ongoing growth. For the calendar year ended December 31, 2008, Dr. Flavin received an annual salary of $310,960. On February 22, 2008 the Company granted to Dr. Flavin 85,000 non-qualified stock options at an exercise price equal to the then fair market price of $0.91 per share under the 2005 Stock Incentive Plan. On November 11, 2008 the Company also granted to Dr. Flavin 67,650 non-qualified stock options at an exercise price equal to the then fair market price of $0.26 per share under the 2005 Stock Incentive Plan. In addition, Dr. Flavin received other compensation in the form of our contributions to his retirement account under the Company's 401(k) plan and Company payments of group term life insurance in excess of $50,000 per annum. We believe Dr. Flavin's total compensation, including salary, bonus and long-term incentives, is at a level competitive with chief executive officer compensation within the industry. As our Chairman and Chief Executive Officer, Dr. Flavin is focused on building long-term success, and as a significant stockholder, his personal wealth is tied directly to the creation of stockholder value. In our view, Dr. Flavin's total compensation for 2008 properly reflects our performance and his performance.

  401(k) Plan

        We maintain a 401(k) retirement plan which is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code. In general, all of our employees are eligible to participate, subject to a 60-day waiting period. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $15,500 in 2008, and have the amount of the reduction contributed to the 401(k) plan. We are permitted to match employees' 401(k) plan contributions. For the year ended December 31, 2008, we elected to match 50% of employees' contributions up to six percent (6%) of compensation, which is consistent with the practices of our peer group of companies.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END TABLE

        The following table sets forth aggregate holdings of stock options by our NEOs as of December 31, 2008.

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(#)(1)	Number of Securities Underlying Unexercised Options Unexercisable(#)	Option Exercise Price($)(2)	Option Expiration Date
Michael T. Flavin, Ph.D.	3/10/2006	54,999	5,001	3.20	3/10/2016
	1/4/2007	54,303	30,697	2.63	1/4/2017
	2/22/2008	23,606	61,394	0.91	2/22/2018
	11/11/2008	1,874	65,776	0.26	11/11/2018
John L. Flavin	12/22/1999	15,880	—	0.16	12/1/2009
	4/1/2002	4,962	—	0.16	4/1/2012
	1/1/2003	20,842	—	0.16	1/1/2013
	6/1/2004	27,790	—	0.16	6/1/2014
	3/10/2006	36,666	3,334	3.20	3/10/2016
	1/4/2007	50,278	28,422	2.63	1/4/2017
	2/22/2008	21,856	56,844	0.91	2/22/2018
	11/11/2008	1,451	50,920	0.26	11/11/2018
Ze-Qi Xu, Ph.D.	12/22/1999	31,760	—	0.16	12/1/2009
	4/1/2002	9,925	—	0.16	4/1/2012
	6/1/2004	3,970	—	0.16	6/1/2014
	12/13/2005	33,600	—	3.38	12/13/2015
	1/4/2007	47,339	26,761	2.63	1/4/2017
	2/22/2008	20,579	53,521	0.91	2/22/2018
	11/11/2008	1,609	56,444	0.26	11/11/2018

(1)
Options vest one-thirty-sixth (1/36) per each month after the grant date such that the options will be one hundred percent (100%) fully vested on the last day of the month of the third anniversary of the grant date.

(2)
The options were granted at an exercise price equal to the fair market value of Advanced Life Sciences Holdings, Inc. common stock on the grant date, calculated as the average of the high and low market price on that date.

2008 OPTIONS EXERCISED AND STOCK VESTED

        None of our NEOs exercised any stock options during the fiscal year ended December 31, 2008. No restricted stock or restricted stock units have ever been issued to any of our NEOs, and thus no restricted stock or restricted stock units vested during the fiscal year ended December 31, 2008.

VI.   TRANSACTIONS WITH RELATED PERSONS

  Loan from Dr. Michael T. Flavin

        In September 2001, the Company borrowed $2.0 million pursuant to a promissory note with the Chief Executive Officer of the Company which bears interest at 7.75%. Interest is paid on a monthly basis. The total amount of interest paid in 2008 was $155,000. Principal plus any accrued but unpaid interest is due in a lump sum on January 5, 2010. As of December 31, 2008, the Company had $2.0 million outstanding under the note.

  Facility Lease with BioStart Property Group, LLC

        We lease real property facilities from BioStart Property Group, LLC, a wholly-owned subsidiary of Flavin Ventures, LLC. Flavin Ventures is the controlling member of ALS Ventures, LLC, our largest stockholder. Michael T. Flavin and John L. Flavin are the members of Flavin Ventures, LLC. The original lease term was for five years and it commenced on October 1, 2003. It may be renewed in writing sixty (60) days prior to the lease termination date. The lease provides us with 15,000 square feet. The rental rate for 2008 was $16.06 per square foot. Our rental expense payable to BioStart Property Group in 2008 totaled approximately $284,000.

        The lease expired on September 30, 2008, and the Company is currently in negotiations to renew the lease. Pursuant to the terms of the lease and pending agreement on a lease renewal, the Company continues to rent the premises on a monthly basis, and the Company made payments equal to its most recent rental rate through January 2009. The Company and BioStart currently have an understanding to defer the Company's February lease payment and additional monthly lease payments pending their agreement on a lease renewal. Because of the ownership interest in BioStart Property Group held by Flavin Ventures, the Company's audit committee, acting on behalf of the board, has overseen all lease negotiations on behalf of the Company and will approve the final terms of the Company's lease renewal. See below under "Policies and Procedures."

  Policies and Procedures

        The nominating and corporate governance committee and the board have adopted a Code of Business Conduct and Ethics which sets forth various policies and procedures intended to promote the ethical behavior of all of the Company's employees, officers and directors. The Code of Business Conduct and Ethics describes the Company's policy on conflicts of interest.

        The board has also established a conflicts of interest committee which distributes a Conflicts of Interest Policy to all of the Company's employees, officers and directors. The Conflicts of Interest Policy describes the types of relationships that may constitute a conflict of interest with the Company. The executive officers and the board are also required to complete a questionnaire on an annual basis which requires them to disclose any related person transactions and potential conflicts of interest. The Company's counsel reviews the responses to the questionnaires and if a transaction is reported by an independent director or executive officer, the questionnaire is submitted to the chair of the audit committee for review.

        The audit committee charter provides that the audit committee will advise the board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with respect to the Company's Code of Business Conduct and Ethics. The audit committee may also undertake such additional activities within the scope of this function as it may from time to time determine or as may otherwise be required by law, including, without limitation, approval and/or ratification of transactions with related persons. The audit committee determines whether reported relationships are material. After making such determination, the audit committee will report their recommendation on whether the transaction should be approved or ratified by the entire board. The audit committee reviews related party transactions on a quarterly basis.

VII. FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE REPORT

  Fees Billed by Independent Registered Public Accounting Firm

        The audit committee has adopted a pre-approval policy pursuant to which it must pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services and tax services. Under the policy, the audit committee may delegate the authority to pre-approve any audit or non-audit services to be provided by our independent registered public accounting firm to one or more of its members. The pre-approval of services by a member of the audit committee pursuant to this delegated authority, if any, must be reported at the next meeting of the audit committee.

        From time to time, the audit committee may pre-approve specified types of services that are expected to be provided by our independent registered public accounting firm. Unless the audit committee determines otherwise, the term for any service pre-approved by the audit committee is twelve (12) months from the date of pre-approval. Any pre-approval must set forth in detail the particular service or type of services to be provided and is generally subject to a specific cost limit. Any services that exceed these cost limits requires specific approval by the audit committee. The audit committee may periodically review and, as necessary, revise the list of pre-approved services based on subsequent determinations.

        The following table presents fees for audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

Fees	Fiscal Year Ended December 31, 2008($)	Fiscal Year Ended December 31, 2007($)
Audit Fees(1)	213,700	184,650
Audit Related Fees	—	15,250
Tax Fees	—	—
All Other Fees(2)	—	2,250

Total	$213,700	$202,150

(1)
Audit Fees include fees billed for professional services rendered for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in our quarterly reports, the review of the Form S-1 and Form S-3 registration statements filed in connection with our Standby Equity Distribution Agreement with YA Global Investments, LP, offerings, and other related services that are normally provided in connection with statutory and regulatory filings.

(2)
All Other Fees include fees for employee benefit advisory services.

        During fiscal years 2007 and 2008, the audit committee pre-approved 100% of all audit-related and other services provided to us by Deloitte & Touche LLP in accordance with the pre-approval policy described above.

AUDIT COMMITTEE REPORT

        The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

        The members of the audit committee have been appointed by the board of directors. The audit committee is governed by a charter, which has been approved and adopted by the board of directors and which is reviewed and reassessed annually by the audit committee. The audit committee is comprised of four (4) independent directors.

        The audit committee assists the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Company to any governmental body or to the public, (ii) the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) the Company's auditing, accounting and financial reporting processes.

        The audit committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, the Auditor's Communication with those charged with Governance, as amended by the Public Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The audit committee has received from and discussed with the independent auditors their written disclosure and letter regarding their independence from the Company as required by applicable requirements of the Public Accounting Oversight Board.

        Management is responsible for the preparation and integrity of the Company's financial statements and the independent auditors are responsible for the examination of those statements. The audit committee reviewed the Company's quarterly reports on Form 10-Q and audited financial statements for the Company's fiscal year ended December 31, 2008, and met with both management and the Company's independent auditors to discuss those quarterly reports and financial statements.

        Based upon these reviews and discussions, the audit committee has recommended to the board of directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted, The Audit Committee
Richard A. Reck (Chair) Terry W. Osborn, Ph.D. Israel Rubinstein, M.D. Thomas V. Thornton

VIII.  2010 ANNUAL MEETING OF STOCKHOLDERS

        We expect that our 2010 annual meeting of stockholders will be held within 30 days of April 1, 2010, which will be the first anniversary of the upcoming annual meeting. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals of stockholders intended for inclusion in the proxy statement for our 2010 annual meeting of stockholders must be received by our Secretary at our offices at 1440 Davey Road, Woodridge, Illinois 60517, by October 30, 2009. If a stockholder intends to present a proposal at the 2010 annual meeting of stockholders, such stockholder must comply with the advance notice provisions of our bylaws. These provisions require that such proposal must be received by our Secretary at 1440 Davey Road, Woodridge, Illinois 60517, not earlier than December 1, 2009 and not later than January 1, 2010. Subject to certain exceptions set forth in our bylaws, such proposals must contain specific information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal.

IX.   "HOUSEHOLDING" OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides convenience for stockholders and cost savings for companies.

        A number of brokers with accountholders who are stockholders will be "householding" our proxy materials. As indicated in the notice previously provided by these brokers to stockholders, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise. If you did not receive an individual copy of the proxy statement and would like to request one, please contact our investor relations department at 1440 Davey Road, Woodridge, Illinois 60517, telephone 630-739-6744.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker or, if a stockholder is a direct holder of shares of our common stock, they should submit a written request to our transfer agent, BNY Mellon Shareowner Services, 480 Washington Boulevard, Jersey City, NJ 07310-1900; 1-877-206-7094, Attention: Susan Hogan.

X.    VOTING THROUGH THE INTERNET OR BY TELEPHONE

        Our stockholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder. Our stockholders may vote by proxy telephonically by calling, toll free, 1-866-580-9477, or may vote through the Internet at the following address: http://www.eproxy.com/adls.

 Exhibit A

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADVANCED LIFE SCIENCES HOLDINGS, INC.

         ONE. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Second Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore supplemented or amended.

        TWO. The text of the Second Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

ARTICLE 1
Name

        The name of the corporation is Advanced Life Sciences Holdings, Inc. (the "Corporation").

ARTICLE 2
Registered Office and Registered Agent

        The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 1980l, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE 3
Purpose

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE 4
Capital Stock

        4.1    Amount.    The Corporation has the authority to issue One Hundred Twenty-Five Million (125,000,000) shares of capital stock ("Stock").

        4.2    Preferred Stock.    The Corporation has the authority to issue up to Five Million (5,000,000) of the initial One Hundred Twenty-Five Million (125,000,000) shares as a separate and single class of shares known as "Preferred Stock," which may be issued in one or more series. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all of any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common

Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

        4.3    Common Stock.    Of the One Hundred Twenty-Five Million (125,000,000) shares the Corporation has authority to issue, One Hundred Twenty Million (120,000,000) shares will constitute a separate class of shares known as "Common Stock," which shall have $0.01 par value per share.

        4.4   The following is a description of the relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions of the Common Stock.

          (a)   Voting.    At every meeting of the stockholders of the Corporation in connection with the election of directors and all other matters submitted to a vote of stockholders, every holder of Common Stock is entitled to one vote in person or by proxy for each share of Common Stock registered in the name of the holder on the transfer books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on all matters submitted to a vote of stockholders of the Corporation.

          (b)   Dividends and Other Distributions.    Subject to the rights of the holders of Preferred Stock, holders of Common Stock are entitled to receive such dividends and other distributions in cash, stock of any corporation (other than Common Stock) or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in all such dividends and other distributions.

          (c)   Liquidation, Dissolution and Winding Up.    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation are distributed pro rata to the holders of shares of Common Stock. For purposes of this subsection (c), the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving the consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

          (d)   Reorganizations and Consolidations.    In case of any reorganization or any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation, each holder of a share of Common Stock is entitled to receive with respect to that share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon the reorganization, consolidation or merger by any other holder of Common Stock.

        4.5   The number of authorized shares of Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock, irrespective of the provisions of Section 242(b)(2) of DGCL or any corresponding provision hereinafter enacted.

        4.6   No holder of Stock of the Corporation has any preemptive or preferential right of subscription to any shares of any class of Stock of the Corporation whether now or hereafter authorized, or to any obligation convertible into stock of the Corporation, or any right of subscription therefor, other than such rights, if any, as the Board of Directors in its discretion from time to time determines.

 ARTICLE 5
Board of Directors

        5.1   The business and affairs of the Corporation are managed by or under the direction of a Board of Directors. The number of directors of the Corporation constituting the whole board are fixed in the manner provided in the by-laws. The election of directors need not be by ballot.

        5.2   The directors are divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors expired at the annual meeting of stockholders in 2006, 2007, and 2008, respectively. The number of directors are apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting are elected for a three-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor are elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Except as required by law or the provisions of this Second Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships are filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote generally in the election of directors are required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article 5.

        5.3   Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship are governed by the terms of this Second Amended and Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article 5.

        5.4   Subject to the rights of the holders of any classes or series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of all the shares of the Corporation entitled to vote for the election of directors.

ARTICLE 6
Amendment of By-laws

        In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors expressly is authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or this Second Amended and Restated Certificate of Incorporation, subject to the power of the stockholders of the Corporation to amend, alter or repeal any by-laws made by the Board of Directors.

ARTICLE 7
Stockholder Meetings

        Subject to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Subject to the rights of the holders of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board or by the Board of Directors pursuant to a resolution.

Business transacted at any special meeting of stockholders are confined to the purpose or purposes of the meeting as stated in the notice of the meeting. Notwithstanding anything contained in this Second Amended and Restated Certificate of Incorporation to the contrary, any amendment to or deletion of this Article 7 shall require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

ARTICLE 8
Limitation of Liability

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If DGCL is amended after approval of this Article by the stockholders to authorize the further elimination or limitation of the liability of directors, then the liability of directors are eliminated or limited to the full extent authorized by the DGCL, as so amended.

ARTICLE 9
Amendment of Certificate

        Subject to the provisions of this Second Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders in this Second Amended and Restated Certificate of Incorporation are granted subject to this reservation.

        THREE. This Second Amended and Restated Certificate of Incorporation has been duly approved by the Board of the Corporation.

        FOUR. This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Corporation.

        IN WITNESS WHEREOF, the undersigned incorporator has executed this certificate as of the 1st day of April, 2009.

Michael T. Flavin

X Please mark your votes as indicated in this example FOR ALL WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time on Tuesday, March 31, 2009. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. OR Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders The Proxy Statement and the 2008 Annual Report to Stockholders are available at: http://materials.proxyvote.com/00765H 1. ELECTION OF DIRECTORS INTERNET http://www.eproxy.com/adls Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. ADVANCED LIFE SCIENCES HOLDINGS, INC. 2. Ratification of the selection of Deloitte & Touche LLP as Company's independent registered public accounting firm for fiscal year 2009. 3. Authorization to amend the Company's articles of incorporation to increase the number of authorized shares from 65,000,000 to 125,000,000 including an increase in the number of Authorized Shares of common stock from 60,000,000 to 120,000,000. 4. In order to assist us in preparing for the Annual Meeting, April 1, 2009, please indicate whether you plan to attend the Annual Meeting. Nominees: (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions _________________________________________________ Mark Here for Address Change or Comments SEE REVERSE 01 Theron E. Odlaug, Ph.D. 02 Terry W. Osborn, Ph.D. 03 Israel Rubinstein, M.D. 41311 The Board of Directors recommends a vote “FOR” Proposal 1 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 AND “FOR” THE AUTHORIZATION TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES FROM 65,000,000 TO 125,000,000 INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 TO 120,000,000. YES

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 ADVANCED LIFE SCIENCES HOLDINGS, INC PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCED LIFE SCIENCES HOLDINGS, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, APRIL 1, 2009 AND ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF. The undersigned hereby appoints Michael T. Flavin and John L. Flavin, and each of them, as proxies with full power of substitution to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Advanced Life Sciences Holdings, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. local time on Wednesday, April 1, 2009 at 1440 Davey Road, Woodridge, Illinois 60517, and at any postponement(s) thereof and, in such proxies' discretion, to vote upon such other business as may properly come before the meeting, and at any postponement(s) or adjournment(s) thereof, as set forth in the related Notice of Annual Meeting and Proxy Statement, the receipt of which is hereby acknowledged. The undersigned hereby Revokes all prior proxies given by the undersigned to vote at said meeting and any adjournment(s) or postponement(s) thereof. ADVANCED LIFE SCIENCES HOLDINGS, INC ANNUAL MEETING OF STOCKHOLDERS WEDNESDAY, APRIL 1, 2009 CORPORATE HEADQUARTERS 1440 DAVEY ROAD WOODRIDGE, ILLINOIS 60517 11:00A.M. (LOCAL TIME) FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. 41311 (Continued and to be marked, dated and signed, on the other side)

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SUMMARY COMPENSATION TABLE
  Exhibit A
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ADVANCED LIFE SCIENCES HOLDINGS, INC.
ARTICLE 1 Name
ARTICLE 2 Registered Office and Registered Agent
ARTICLE 3 Purpose
ARTICLE 4 Capital Stock
ARTICLE 5 Board of Directors
ARTICLE 6 Amendment of By-laws
ARTICLE 7 Stockholder Meetings
ARTICLE 8 Limitation of Liability
ARTICLE 9 Amendment of Certificate